Allscripts Reports Fourth Quarter and 2011 Results

Record Quarterly Bookings of $327 Million, 26 Percent Growth

Strong Quarterly and Annual Increases in Revenue and Earnings

Record Fourth Quarter Cash Flow from Operations Exceeds $100 Million

Company Provides 2012 Financial Guidance

CHICAGO, Feb. 16, 2012 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced financial results for the three months and year ended December 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20100901/CG58147LOGO)

Fourth Quarter 2011 Highlights:

  Bookings of $327.4 million, a 26 percent year-over-year increase
  GAAP revenue of $388.2 million; non-GAAP revenue of $389.2 million, a 15 percent year-over-year increase
  GAAP operating income margin of 11.8 percent; non-GAAP operating income margin of 20.2 percent
  GAAP net income(1) of $26.0 million and diluted earnings per share(1) of $0.14
  Non-GAAP net income of $47.6 million; non-GAAP diluted earnings per share of $0.25, a 22 percent year-over-year increase
  Cash flow from operations totaled $107.4 million, a quarterly record

2011 Highlights:

  Bookings of $1.051 billion, a 17 percent year-over-year increase
  GAAP revenue of $1.449 billion; non-GAAP revenue of $1.470 billion, a 13 percent year-over-year increase
  GAAP operating income margin of 9.6 percent; non-GAAP operating income margin of 20.4 percent
  GAAP net income(2) of $75.5 million and diluted earnings per share(2) of $0.40
  Non-GAAP net income of $178.0 million; non-GAAP diluted earnings per share of $0.93, a 23 percent year-over-year increase

"Allscripts fourth quarter and 2011 results were strong by every measure, with record bookings, accelerating revenue growth, strong earnings growth and record operating cash flow," said Glen Tullman, Chief Executive Officer of Allscripts. "Our performance reflects robust demand for our solutions, strong competitive positioning and success in expanding our market share.

"Our vision of a Connected Community of Health is gaining momentum with the emerging shift to accountable and value-based care models. Allscripts is uniquely positioned to connect all key stakeholders with our industry-leading clinical and financial solutions, enabling critical business insights that improve outcomes."

Fourth Quarter Results

GAAP revenue for the three months ended December 31, 2011 was $388.2 million. Total non-GAAP revenue(3) for the three months ended December 31, 2011, was $389.2 million compared with total non-GAAP revenue of $337.1 million for the three months ended December 31, 2010, a 15 percent increase.

GAAP gross profit for the three months ended December 31, 2011 was $175.9 million, or 45.3 percent of GAAP revenue. Total non-GAAP gross profit(4) was $176.9 million, or 45.5 percent of non-GAAP revenue for the three months ended December 31, 2011.

GAAP operating income for the three months ended December 31, 2011 was $45.6 million. Total non-GAAP operating income(5) was $78.6 million for the three months ended December 31, 2011, or 20.2 percent of total non-GAAP revenue. This compares with $69.3 million, or 20.6 percent of total non-GAAP revenue for the comparable prior year period, a 13 percent increase.

GAAP net income for the three months ended December 31, 2011, was $26.0 million. Total non-GAAP net income(6) was $47.6 million, after giving effect to acquisition-related deferred revenue and amortization adjustments, stock-based compensation and transaction-related expenses, all net of tax, and tax rate alignment. This result compares with $38.7 million for the three months ended December 31, 2010, a 23 percent increase.

GAAP diluted earnings per share for the three months ended December 31, 2011, was $0.14. Non-GAAP diluted earnings per share for the three months ended December 31, 2011 was $0.25, a 22 percent increase over non-GAAP diluted earnings per share for the three months ended December 31, 2010.

Allscripts effective tax rate on a non-GAAP basis was approximately 36 percent for the three months ended December 31, 2011, as compared to 39 percent for the three months ended December 31, 2010.

For the fourth quarter of 2011, cash flow from operations totaled $107.4 million. As of December 31, 2011, Allscripts had repaid approximately $203 million of the $570 million borrowed under its senior secured credit facilities in August 2010. As of December 31, 2011, the Company had $367 million of borrowings outstanding and cash and marketable securities of approximately $159.5 million.

Financial Commentary

"Allscripts delivered another strong quarter and year of financial performance," said Bill Davis, Chief Financial Officer of Allscripts. "We had the best bookings quarter in the Company's history and saw our non-GAAP revenue and net income grow 15 and 23 percent, respectively, in the fourth quarter. We also continued our long-term commitment to invest in innovation, while demonstrating continued operating leverage.

"The quality of our results were particularly notable given record cash flow from operations and a decline in day sales outstanding (DSO) by six days, yielding a DSO of 84 days. We also continued to repurchase shares and reduce debt."

Update on Share Repurchase Program

On May 5, 2011, Allscripts announced that its Board of Directors approved a stock repurchase program under which the Company may purchase up to $200 million of its common stock over the next three years.

As of December 31, 2011, the Company repurchased approximately 3 million shares at a weighted average price of $19.45 per share for a total of approximately $51 million. Approximately $149 million remains for the repurchase of Allscripts common stock during the authorized repurchase period.

Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company's working capital needs, cash requirements for investments, debt repayment obligations, our stock price, and economic and market conditions. The Allscripts stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

2012 Allscripts Financial Guidance

Allscripts provided the following financial guidance for 2012. Please see footnotes at the end of this release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Calendar Year 2012 Guidance Range(7)

Non-GAAP Revenue	$1,620.0 to $1,650.0 million

Non-GAAP Operating Income	$345.0 to $355.0 million

Non-GAAP Operating Margin	21.0 to 22.0 percent

GAAP Interest Expense	$16.5 million
Effective Tax Rate	36.5 to 37.0 percent
Non-GAAP Net Income	$207.0 to $215.0 million

Non-GAAP Diluted Earnings Per Share	$1.06 to $1.10

Diluted Shares	195.0 million

Conference Call

Allscripts will conduct a conference call today, February 16, 2012 at 4:30 PM Eastern Time to discuss the Company's earnings and other information. Investors can access the call via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the call by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (855) 859-2056 or (404) 537-3406 for international callers - ID # 42259822.

Basis of Presentation

The Company's 2011 financial statements include consolidated results for both Allscripts and Eclipsys. The consolidated statements of operations data and the consolidated statements of cash flows data for the twelve months ended December 31, 2010 ("year ended December 31, 2010") are derived from unaudited comparative financial results due to the change in our fiscal year. The results of Eclipsys are included from the date of the merger, August 24, 2010.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

Please refer to the discussion below under Explanation of Non-GAAP Financial Measures as you review the following footnotes.

(1) GAAP net income and diluted earnings per share for the three months ended December 31, 2011 includes approximately $21.6 million, or $0.11 per share, associated with acquisition-related deferred revenue and amortization adjustments, stock-based compensation and transaction-related expenses, all net of tax.

(2) GAAP net income and diluted earnings per share for the year ended December 31, 2011 includes approximately $102.5 million, or $0.53 per share, associated with acquisition-related deferred revenue and amortization adjustments, stock-based compensation and transaction-related expenses, all net of tax.

(3) Total non-GAAP revenue for the three months ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $1.0 million and $20.9 million, respectively.

Total non-GAAP revenue for the years ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $21.1 million and $29.2 million, respectively. Non-GAAP revenue for the year ended December 31, 2010 includes pre-merger Eclipsys revenue totaling $342.4 million.

(4) Total non-GAAP gross profit for the three months ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $1.0 million and $20.9 million, respectively.

Total non-GAAP gross profit for the years ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $21.1 million and $29.2 million, respectively. Non-GAAP gross profit for the year ended December 31, 2010 includes pre-merger Eclipsys gross profit totaling $150.7 million and $10.1 million in depreciation and amortization expense related to Eclipsys that was reclassified to conform to Allscripts' income statement presentation.

(5) Total non-GAAP operating income for the three months ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $1.0 million and $20.9 million, respectively; acquisition-related amortization of $16.5 million and $17.4 million, respectively; stock-based compensation expense of $11.6 million and $3.7 million, respectively; and transaction-related expenses of $3.9 million and $17.8 million, respectively.

Total non-GAAP operating income for the years ended December 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $21.1 million and $29.2 million, respectively; acquisition-related amortization of $66.3 million and $45.3 million, respectively; stock-based compensation expense of $37.4 million and $24.5 million, respectively; and transaction-related expenses of $36.1 million and $69.2 million, respectively. Non-GAAP operating income for the year ended December 31, 2010 also includes pre-merger Eclipsys operating income totaling $20.7 million.

(6) Total Non-GAAP net income for the three months ended December 31, 2011 and 2010 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $0.6 million and $12.7 million, respectively; acquisition-related amortization of $10.5 million and $10.6 million, respectively; stock-based compensation expense of $7.4 million and $2.3 million, respectively; and transaction-related expenses of $2.5 million and $10.9 million, respectively. Lastly, tax rate alignment of $0.6 million and $8.4 million is included for the three months ended December 31, 2011 and 2010, respectively.

Total Non-GAAP net income for the years ended December 31, 2011 and 2010 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $13.0 million and $17.6 million, respectively; acquisition-related amortization of $41.7 million and $27.7 million, respectively; stock-based compensation expense of $23.6 million and $16.8 million, respectively; and transaction-related expenses of $23.7 million and $40.3 million, respectively. Non-GAAP net income for the year ended December 31, 2010 includes Eclipsys pre-merger net income of $9.9 million and an adjustment of $0.9 million related to a loss on the sale of Auction Rate Securities included in pre-merger net income. Lastly, tax rate alignment of $0.5 million and $7.1 million is included for the years ended December 31, 2011 and 2010, respectively.

(7) Allscripts non-GAAP guidance for calendar year 2012 assumes the following adjustments to GAAP revenue, operating and net income: an acquisition-related deferred revenue adjustment of approximately $2.1 million; approximately $63.0 million of acquisition-related amortization; approximately $48.0 million in stock-based compensation expense; and approximately $9.0 million in transaction-related expenses, all on a pre-tax basis.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010, consummation of the 2010 merger with Eclipsys (2010 Merger) and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition-related deferred revenue, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

ARS Sales. Realized loss in the second quarter of 2010 on the sale of one of Eclipsys' auction rate securities.

Tax Rate Alignment. Tax adjustment to align the current fiscal quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the Company's 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation ("Eclipsys") will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act, which could result in increased development costs and a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-KT for the seven months ended December 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$157.8	$129.4
Restricted cash	0.0	2.2
Accounts receivable, net	362.8	317.2
Deferred taxes, net	40.6	30.8
Inventories	2.0	3.8
Prepaid expenses and other current assets	117.2	92.1
Total current assets	680.4	575.5
Long-term marketable securities	1.7	1.7
Fixed assets, net	122.6	114.3
Software development costs, net	98.4	61.3
Intangible assets, net	489.8	554.7
Goodwill	1,039.4	1,037.0
Deferred taxes, net	5.0	5.5
Other assets	79.8	68.6
Total assets	$2,517.1	$2,418.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41.2	$46.6
Accrued expenses	103.4	84.7
Accrued compensation and benefits	33.5	40.4
Deferred revenue	283.9	228.6
Current maturities of long-term debt and capital lease obligations	45.5	30.8
Total current liabilities	507.5	431.1
Long-term debt	322.7	459.8
Deferred revenue	18.9	6.4
Deferred taxes, net	120.9	88.5
Other liabilities	68.6	49.0
Total liabilities	1,038.6	1,034.8
Total stockholders’ equity	1,478.5	1,383.8
Total liabilities and stockholders’ equity	$2,517.1	$2,418.6

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue:
System sales	$66.0	$57.9	$247.9	$193.5
Professional services	71.3	48.7	250.4	131.0
Maintenance	110.1	93.3	424.0	299.7
Transaction processing and other	140.8	116.3	526.8	310.1
Total revenue	388.2	316.2	1,449.1	934.3
Cost of revenue: (a)
System sales	33.7	34.7	144.1	105.0
Professional services	60.3	41.9	210.6	113.5
Maintenance	34.6	34.2	135.6	102.5
Transaction processing and other	83.7	59.3	288.2	134.2
Total cost of revenue	212.3	170.1	778.5	455.2
Gross profit	175.9	146.1	670.6	479.1
Selling, general and administrative expenses	89.7	105.9	389.6	332.4
Research and development	31.3	20.9	104.1	65.4
Amortization of intangible assets	9.3	9.8	37.3	20.4
Income from operations	45.6	9.5	139.6	60.9
Interest expense	(4.0)	(6.5)	(20.8)	(11.0)
Interest income and other, net	0.5	0.6	1.7	1.6
Income before income taxes	42.1	3.6	120.5	51.5
Provision for income taxes	(16.1)	(9.8)	(45.0)	(24.7)
Net income (loss)	$26.0	($6.2)	$75.5	$26.8

Earnings (loss) per share - basic and diluted	$0.14	($0.03)	$0.40	$0.17

Weighted average common shares outstanding:
Basic	189.7	187.1	189.3	159.0
Diluted	192.3	187.1	191.0	161.6

(a) Includes pre-tax amortization of intangibles	$7.2	$7.6	$29.0	$18.8

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$26.0	($6.2)	$75.5	$26.8
Non-cash adjustments to net income	54.1	45.3	212.5	119.0
Cash impact of changes in operating assets and liabilities	27.3	35.2	(19.2)	33.1
Net cash provided by operating activities	107.4	74.3	268.8	178.9
Cash flows from investing activities:
Capital expenditures	(11.0)	(14.7)	(44.3)	(33.4)
Capitalized software	(14.2)	(19.0)	(60.7)	(47.7)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	1.4	(12.9)	4.2
Proceeds received from sale of fixed assets	0.0	0.0	20.0	0.0
Change in restricted cash	0.0	0.0	2.2	2.2
Net cash acquired in merger with Eclipsys	0.0	0.0	0.0	170.1
Net cash used in investing activities	(25.2)	(32.3)	(95.7)	95.4
Cash flows from financing activities:
Proceeds from issuance of common stock	7.6	8.6	35.1	11.6
Excess tax benefits from stock-based compensation	4.1	(0.4)	8.8	(1.1)
Taxes paid related to net share settlement of equity awards	(9.3)	0.0	(11.4)	0.0
Net debt (payments) borrowings and refinancing costs	(10.2)	(41.3)	(124.6)	441.5
Repurchase of common stock	(1.4)	0.0	(51.5)	(679.0)
Net cash used in financing activities	(9.2)	(33.1)	(143.6)	(227.0)
Effect of exchange rates on cash and cash equivalents	0.0	0.4	(1.1)	0.8
Net increase in cash and cash equivalents	73.0	9.3	28.4	48.1
Cash and cash equivalents, beginning of period	84.8	120.1	129.4	81.3
Cash and cash equivalents, end of period	$157.8	$129.4	$157.8	$129.4

Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended

	12/31/11	12/31/10	12/31/11	12/31/10
Total revenue, as reported	$388.2	$316.2	$1,449.1	$934.3

Deferred revenue adjustment	1.0	20.9	21.1	29.2
Eclipsys results pre-merger period	0.0	0.0	0.0	342.4
Total non-GAAP revenue	$389.2	$337.1	$1,470.2	$1,305.9

Gross profit, as reported	$175.9	$146.1	$670.6	$479.1

Deferred revenue adjustment	1.0	20.9	21.1	29.2
Depreciation reclass	0.0	0.0	0.0	(10.1)
Eclipsys results pre-merger period	0.0	0.0	0.0	150.7
Total non-GAAP gross profit	$176.9	$167.0	$691.7	$648.9

Operating income, as reported	$45.6	$9.5	$139.6	60.9

Deferred revenue adjustment	1.0	20.9	21.1	29.2
Acquisition-related amortization	16.5	17.4	66.3	45.3
Stock-based compensation expense	11.6	3.7	37.4	24.5
Transaction-related expenses (a)	3.9	17.8	36.1	69.2
Eclipsys results pre-merger period	0.0	0.0	0.0	20.7
Total non-GAAP operating income	$78.6	$69.3	$300.5	$249.8

Net income, as reported	$26.0	($6.2)	$75.5	$26.8

Deferred revenue adjustment	0.6	12.7	13.0	17.6
Acquisition-related amortization	10.5	10.6	41.7	27.7
Stock-based compensation expense	7.4	2.3	23.6	16.8
Transaction-related expenses (a)	2.5	10.9	23.7	40.3
ARS Sales	0.0	0.0	0.0	0.9
Tax rate alignment	0.6	8.4	0.5	7.1
Eclipsys results pre-merger period	0.0	0.0	0.0	9.9
Non-GAAP net income	$47.6	$38.7	$178.0	$147.1

Tax Rate	36%	39%	37%	39%

Weighted shares outstanding - diluted	192.3	190.0	191.0	193.6

Earnings per share - diluted, as reported	$0.14	($0.03)	$0.40	$0.17

Non-GAAP earnings per share - diluted	$0.25	$0.20	$0.93	$0.76

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions.

CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, or Media, Ariana Nikitas, +1-312-506-1236, ariana.nikitas@allscripts.com, or Claire Weingarden, +1-312-447-2442, claire.weingarden@allscripts.com, all of Allscripts